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                                                                    Exhibit 20.1

                         CHASE MANHATTAN BANK USA, N.A.
                             NOTEHOLDERS STATEMENT

                      CHASE CREDIT CARD OWNER TRUST 2001-1




Section 7.3 Indenture                           Distribution Date:    8/16/2004
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(i)    Amount of the distribution allocable to principal of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                     0.00
            Class C Principal Payment                                     0.00
                      Total

       Amount of the distribution allocable to the principal on the Notes per $1,000 of the initial principal balance of the Notes
            Class A Principal Payment                                     0.00
            Class B Principal Payment                                     0.00
            Class C Principal Payment                                     0.00
                      Total

(ii)   Amount of the distribution allocable to the interest on the Notes
            Class A Note Interest Requirement                       964,693.33
            Class B Note Interest Requirement                        94,142.22
            Class C Note Interest Requirement                       151,640.00
                      Total                                       1,210,475.56

       Amount of the distribution allocable to the interest on the Notes per
         $1,000 of the initial principal balance of the Notes
             Class A Note Interest Requirement                         1.35111
             Class B Note Interest Requirement                         1.58222
             Class C Note Interest Requirement                         1.98222

(iii)  Aggregate Outstanding Principal Balance of the Notes
             Class A Note Principal Balance                        714,000,000
             Class B Note Principal Balance                         59,500,000
             Class C Note Principal Balance                         76,500,000

(iv)   Amount on deposit in Owner Trust Spread Account            8,500,000.00

(v)    Required Owner Trust Spread Account Amount                 8,500,000.00



                                             By:
                                                 --------------------------
                                             Name:   Patricia M. Garvey
                                             Title:  Vice President

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